                                                               Exhibit 99.T3A(1)

FORM NO. 6                                                REGISTRATION NO. 32548



                                     [SEAL]



                                     BERMUDA


                          CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of THE COMPANIES ACT 1981 issue this Certificate of Incorporation and do certify that on the 15TH day of AUGUST, 2002

                           FLAG TELECOM GROUP LIMITED

was registered by nee in the Register maintained by nee under the provisions of the said section and that the status of the said company is that of an EXEMPTED company.



[SEAL]


Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 16TH day of AUGUST, 2002.



/S/ [ILLEGIBLE]

ACTING REGISTRAR OF COMPANIES

                           FLAG TELECOM GROUP LIMITED

I, Lucia Kempe, Secretary of FLAG Telecom Group Limited a company incorporated and existing under the laws of the Islands of Bermuda (the "Company") DO HEREBY CERTIFY that the attached paper writings initialed by me and marked "A", "B" and "C" respectively are true and correct copies of the following documents of the
Company:


  A.      Certificate of Incorporation

  B.      Memorandum of Association

  C.      Bye-Laws as adopted on 10 September 2002

IN WITNESS WHEREOF I have hereunto set my hand and affixed the Common Seal of FLAG Telecom Group Limited this 11th day of September 2002.




/S/ [ILLEGIBLE]

Secretary

FLAG TELECOM GROUP LIMITED


[SEAL]